                                                               Exhibit 11.1

SUPPLEMENTAL DISCLOSURE OF EPS CALCULATION


TWELVE MONTHS ENDED DECEMBER 31, 1995

BASIC
Numerator             Net loss                                                    (126,191)

Denominator           Wt. avg common shares outstanding                          1,272,048

                      EPS                                                            (0.10)


DILUTED
Numerator             Not shown due to net loss as impact is antidilutive

Denominator           Not shown due to net loss as impact is antidilutive





TWELVE MONTHS ENDED DECEMBER 31, 1996

BASIC
Numerator             Net loss                                                  (1,316,445)

Denominator           Wt. avg common shares outstanding                          2,578,421

                      EPS                                                            (0.51)


DILUTED
Numerator             Not shown due to net loss as impact is antidilutive

Denominator           Not shown due to net loss as impact is antidilutive



TWELVE MONTHS ENDED DECEMBER 31, 1997

BASIC
Numerator        Net loss                                                                 (1,013,137)

Denominator      Wt. avg common shares outstanding                                         4,106,364

                 EPS                                                                           (0.25)

PRO FORMA BASIC
Numerator        Net loss (actual)                                                        (1,013,137)
                 Add:  Interest expense on debt to be repaid,
                    net of tax                                                               247,580
                                                                                         -------------
                 Adjusted net income                                                        (765,558)

Denominator      Basic wt. avg common shares outstanding                                   4,106,364
                    Assumed conversion of preferred shares                  7,262,107
                    Approximate shares issued in Offering
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS

DILUTED
Numerator        Net loss (actual)                                                        (1,013,137)

Denominator      Basic wt. avg common shares outstanding                                   4,106,364
                 Add:  Assumed conversion of preferred shares                              7,262,107
                 Add:  Potential dilutive securities                                       2,189,702
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities                  20,366,821
                      Divided by estimated FMV of shares                        12.57
                                                                        --------------
                           Anticipated shares repurchased                                 (1,620,272)
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding                               11,937,901

                 EPS                                                                           (0.08)   N/A as
                                                                                                      antidilutive

PRO FORMA DILUTED
Numerator        Adjusted pro forma net loss per above                                      (765,558)

Denominator      Adjusted pro forma wt. avg common shares outstanding
                 per above
                 Add:  Potential dilutive securities
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities
                      Divided by estimated FMV of shares                        12.57
                                                                        --------------
                           Anticipated shares repurchased
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS                                                                                    N/A as
                                                                                                      antidilutive



THREE MONTHS ENDED MARCH 31, 1997


BASIC
Numerator        Net loss                                                                    (43,328)

Denominator      Wt. avg common shares outstanding                                         4,106,364

                 EPS                                                                           (0.01)

PRO FORMA BASIC
Numerator        Net loss (actual)                                                           (43,328)
                 Add:  Interest expense on debt to be repaid,
                    net of tax                                                                60,431
                                                                                         -------------
                 Adjusted net income                                                          17,103

Denominator      Basic wt. avg common shares outstanding                                   4,106,364
                    Assumed conversion of preferred shares                  7,262,107
                    Approximate shares issued in Offering
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS

DILUTED
Numerator        Net loss (actual)                                                           (43,328)

Denominator      Basic wt. avg common shares outstanding                                   4,106,364
                 Add:  Assumed conversion of preferred shares                              7,262,107
                 Add:  Potential dilutive securities                                       2,189,702
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities                  20,366,821
                      Divided by estimated FMV of shares                        12.57
                                                                        --------------
                           Anticipated shares repurchased                                 (1,620,272)
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding                               11,937,901

                 EPS                                                                           (0.00)   N/A as
                                                                                                      antidilutive

PRO FORMA DILUTED
Numerator        Adjusted pro forma net income per above                                      17,103

Denominator      Adjusted pro forma wt. avg common shares outstanding
                 per above
                 Add:  Potential dilutive securities
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities
                      Divided by estimated FMV of shares                        12.57
                                                                        --------------
                           Anticipated shares repurchased
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS



THREE MONTHS ENDED MARCH 31, 1998

BASIC
Numerator        Net income                                                                  562,638

Denominator      Wt. avg common shares outstanding                                         4,106,364

                 EPS                                                                            0.14

PRO FORMA BASIC
Numerator        Net income (actual)                                                         562,638
                 Add:  Interest expense on debt to be repaid,
                    net of tax                                                                52,793
                                                                                         -------------
                 Adjusted net income                                                         615,431

Denominator      Basic wt. avg common shares outstanding                                   4,106,364
                    Assumed conversion of preferred shares                  7,262,107
                    Approximate shares issued in Offering
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS

DILUTED
Numerator        Net income (actual)                                                         562,638

Denominator      Basic wt. avg common shares outstanding                                   4,106,364
                 Add:  Assumed conversion of preferred shares                              7,262,107
                 Add:  Potential dilutive securities                                       2,478,103
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities                  22,596,161
                      Divided by estimated FMV of shares                        12.57
                                                                        --------------
                           Anticipated shares repurchased                                  1,797,626
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding                               12,048,948

                 EPS                                                                            0.05

PRO FORMA DILUTED
Numerator        Adjusted pro forma net income per above                                     615,431

Denominator      Adjusted pro forma wt. avg common shares outstanding
                 per above
                 Add:  Potential dilutive securities
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities
                      Divided by estimated FMV of shares                        12.57
                                                                        --------------
                           Anticipated shares repurchased
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS